EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Ordinary Shares of Super Group (SGHC) Limited shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: August 11, 2026

Knutsson Limited

By:

/s/ Sion Roberts

Name: Sion Roberts

Title: Director

Alea Holdings Limited

By:

/s/ Sion Roberts

Name: Sion Roberts

Title: Director

Alea Trust

By:  Ridgeway Associates Limited

Its:  Trustee

By:

/s/ Sion Roberts

Name: Sion Roberts

Title: Director

Alea Holdings Two Limited

By:

/s/ Sion Roberts

Name: Sion Roberts

Title: Director

Alea Trust Two

By:  Ridgeway Associates Limited

Its:  Trustee

By:

/s/ Sion Roberts

Name: Sion Roberts

Title: Director

Ridgeway Associates Limited

By:

/s/ Sion Roberts

Name: Sion Roberts

Title: Director

Boston Limited

By:

/s/ Sion Roberts

Name: Sion Roberts

Title: Director

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